UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 5, 2010
Date of Report (Date of Earliest Event Reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	000-52498	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
(Address of principal executive offices) (Zip Code)

(805) 322-9655
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective November 5, 2010, First California Bank (the “Bank”), a wholly owned subsidiary of First California Financial Group, Inc., assumed all deposits and acquired certain assets, liabilities and substantially all of the operations  (the “Acquisition”) of Western Commercial Bank, a state chartered bank headquartered in Woodland Hills, California, from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Western Commercial Bank, pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on November 5, 2010 (the “Agreement”).

Under the terms of the Agreement, the Bank acquired substantially all of the assets of Western Commercial Bank and assumed substantially all of its liabilities, including all deposits. Based upon a preliminary closing with the FDIC as of November 5, 2010, the Bank acquired total assets of approximately $111.2 million, before a discount of $8.5 million, and total liabilities of approximately $105.3 million. Total assets included $76.4 million in loans, $2.7 million in other real estate owned, $1.9 million in U.S. government agency securities, $0.9 million in Federal Home Loan Bank and other stock and $29.3 million in cash and other assets.  Liabilities included $105.2 million in deposits and $0.1 million in other liabilities. Deposits included $23.8 million of nonmaturity deposits and $81.4 million of time deposits.  Of the time deposits, $70.1 million represent market-place or wholesale funds.  All of these amounts are at Western Commercial Bank’s book value and do not reflect fair value. In connection with the Acquisition, the FDIC made a cash payment to the Bank of approximately $2.4 million. The foregoing estimates are subject to adjustment based upon final settlement with the FDIC. The terms of the Agreement provide for the FDIC to indemnify the Bank against claims with respect to liabilities and assets of Western Commercial Bank not assumed by the Bank and certain other types of claims listed in the Agreement.

Other than a deposit premium of approximately $0.2 million, the Bank paid no cash or other consideration to acquire Western Commercial Bank. As part of the Acquisition, the Bank and the FDIC entered into a loss-sharing agreement covering future losses incurred on loans and foreclosed loan collateral (“covered assets”). Pursuant to the terms of the loss sharing agreement, the FDIC is obligated to reimburse the Bank for 80 percent of losses with respect to covered assets.  The Bank will reimburse the FDIC for 80 percent of recoveries with respect to losses for which the FDIC paid the Bank 80 percent reimbursement under the loss sharing agreement.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 to this Current Report and incorporated by reference herein.

Item 7.01	REGULATION FD DISCLOSURE

On November 5, 2010, First California Financial Group, Inc. issued a press release announcing the Acquisition. A copy of the press release has been attached as Exhibit 99.1 to this Current Report and is incorporated by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
2.1
Purchase and Assumption Agreement – Whole Bank, All Deposits, among the Federal Deposit Insurance Corporation, Receiver of Western Commercial Bank, Woodland Hills, California, the Federal Deposit Insurance Corporation and First California Bank, dated as of November 5, 2010.

99.1	Press Release dated November 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: November 12, 2010	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
2.1
Purchase and Assumption Agreement – Whole Bank, All Deposits, among the Federal Deposit Insurance Corporation, Receiver of Western Commercial Bank, Woodland Hills, California, the Federal Deposit Insurance Corporation and First California Bank, dated as of November 5, 2010.

99.1	Press Release dated November 5, 2010.